UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 21, 2016

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2016, the Board of Directors (the "Board") of Pernix Therapeutics Holdings, Inc. (the "Company") increased the size of the Board from five to six members and, upon the recommendation of the Nominating Committee of the Board, appointed Gabriel Leung to fill the newly-created vacancy on the Board, effective immediately. The Board also appointed Mr. Leung to the Audit, Compensation and Nominating Committees of the Board, effective immediately.

In connection with his appointment to the Board, Mr. Leung and the Company entered into an offer letter, dated November 16, 2016 (the "Offer Letter"). Pursuant to the Offer Letter, Mr. Leung is entitled to the same compensation and benefits made available to other non-employee directors of the Company and will also receive the same compensation provided to members of the Board's Audit, Compensation and Nominating Committees. As a non-employee director, Mr. Leung also received an initial option grant for 4,000 shares of the Company's common stock ("Common Stock") with an exercise price equal to the closing price of the Common Stock as reported on The NASDAQ Stock Market LLC the day immediately preceding the date of the grant. This initial option grant will vest over a four-year period, with 25% vesting on each year of the anniversary of the date of the grant.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

There is no arrangement or understanding between Mr. Leung and any other person pursuant to which Mr. Leung was elected as director of the Company. There are no relationships or transactions in which Mr. Leung has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

On November 22, 2016, the Company issued a press release announcing the appointment of Mr. Leung to the Board. A copy of such press release relating to these appointments is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed herewith:

10.1	Offer Letter, dated November 16, 2016, by and between Pernix Therapeutics Holdings, Inc. and Gabriel Leung.

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated November 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: November 22, 2016	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Offer Letter, dated November 16, 2016, by and between Pernix Therapeutics Holdings, Inc. and Gabriel Leung.

99.1	Press release by Pernix Therapeutics Holdings, Inc. dated November 22, 2016.